Exhibit (a)(1)(vi)

Notice of Withdrawal of Tender

Regarding Shares in Apollo Debt Solutions BDC

Tendered Pursuant to the Offer to Purchase

Dated November 2, 2023

The Offer and withdrawal rights will expire on December 4, 2023 and this Notice of Withdrawal must be received by

the Fund’s Transfer Agent, either by mail or by fax, by 11:59 p.m.,

Eastern Time, on December 4, 2023, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

Regular Mail	Fax: 833-674-0765
DST Systems Inc.	FOR ADDITIONAL INFORMATION CALL:
Attn: Apollo Debt Solutions BDC	888-926-2688
PO Box 219845
Kansas City, MO 64121-9845

Overnight Mail
DST Systems Inc.
Attn: Apollo Debt Solutions BDC 330 W 9th Street
Kansas City, MO 64105-1514

You are responsible for confirming that this Notice is received timely by DST Systems Inc., the Fund’s transfer agent. To assure good delivery, please send this page to DST Systems Inc. and not to your financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date